Exhibit 10.3

Exhibit 10.3 November 23, 2015 William Wood Dear Bill, It’s my pleasure to confirm our offer of employment with Barnes & Noble, Inc. (“Company”). The following represents the key elements of our offer: Position: Vice President, Chief Information Officer Reports to: Ron Boire—Chief Executive Officer Starting Date: December 14, 2015 Base Salary: $500,000 per annum, subject to appropriate tax withholdings and deductions, payable in accordance with the Company’s normal payroll cycle. Incentive Compensation: Eligible to participate in our Incentive Compensation Plan in accordance with the terms and conditions of any applicable plan document. The target level annual bonus payment for your position is 60% of your base salary. Payments under the plan are based upon achievement of measurable objectives as defined by the Company each fiscal year. The fiscal year period is defined as May 1st to April 30th. Guaranteed pro-rata portion for FY16. Equity: On the first business day of the month following the month in which your employment with the Company commences, you shall be granted 25,000 Restricted Stock Units of the Company in accordance with the Company’s Amended and Restated 2009 Incentive Plan vesting over three years in three equal annual installments. Special Payment: You will be paid a one-time payment of $25,000 (less withholding) on the first payroll period following your start date. If you voluntarily resign or are terminated for Cause (as defined below) within (12) months of your hire date, you agree to reimburse the Company this Special Payment. Long-Term Incentive Plan: Subject to the approval by our Compensation Committee, you will be eligible to participate in our annual long-term incentive program (LTIP). Given your role and responsibilities, your total target long-term incentive grant value for Fiscal Year 2017 will be $450,000, which will be delivered 50% in restricted stock units (RSUs) and 50% in performance stock units (PSUs). The RSUs will be subject to a 3-year graded vesting schedule and the PSUs will vest at the end of a 3-year performance cycle based on the achievement of certain financial metrics. The actual number of RSUs and PSUs will be calculated using the closing price of our common stock on the grant date. Bames & Noble Inc. 122 Fifth Avenue. New York, NY 10011 212.633,300

Benefits: During your employment, you will be eligible for employee benefits consistent with the Company’s practices and applicable law and in accordance with the terms of the applicable benefit plans as they currently exist and subject to any future modifications in the Company’s discretion. You will be eligible to participate in the Company’s health and welfare programs after sixty (60) days of continuous employment. Plan details to follow, upon acceptance of offer of employment. 401(k) Savings Plan: Eligible to contribute and to receive company matching contributions after completing after completing 1,000 hours in a year (i.e., after approximately six months of continuous full-time service) in accordance with the terms and conditions of the applicable plan. Vacation: 4 weeks annually Deferred Compensation: Temporary Housing: Eligible to participate in executive tax deferred savings plan immediately upon hire. The Company will provide temporary housing for six months and will reimburse you for commuting expenses during the six months. You will need to live in the Metro—New York area by next school year. Relocation: Eligible for assistance in accordance with the Corporate Relocation Policy. In summary: The Company will pay the complete cost of the move of your household belongings to your new residence and traditional closing costs for the purchase of a new home. If you resign within one (1) year of your relocation as detailed above, you will be required to repay 100% of your relocation expenses to the Company. Severance Benefits: Should your employment terminate for any reason other than your voluntary resignation or termination by the Company for “Cause” as defined below, you will receive a severance package that will be equal to one (1) year of base salary, payable in bi-weekly installments, less applicable taxes and withholdings. By signing below, you understand and agree that any severance benefits provided by the Company are contingent on your executing a General Release in the form provided by the Company in exchange for severance benefits at the time the severance benefits are offered. For purposes of this letter, “Cause” means (A) your engaging in misconduct or gross negligence which is injurious to Company; (B) your indictment or conviction by a court of competent jurisdiction with respect to any felony or other crime or violation of law involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants), or your entry of a plea of nolo contendere with respect to any felony involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants); (C) any gross negligence, intentional acts or intentional omissions by you, as determined by the Company in connection with the performance of the duties and responsibilities of your employment hereunder; (D) engaging in any act of misconduct or moral turpitude, as Noble Inc. 122 Fifth Avenue. New York, NY 10011 212.633.300

determined by the Company; (E) abuse of or dependency on alcohol or drugs (illicit or otherwise) which adversely affects job performance; (F) failure or refusal by you to properly perform (as determined by the Company in its reasonable discretion and judgment) the duties, responsibilities or obligations of your employment for reasons other than Disability or authorized leave, or to properly perform or follow (as determined by the Company in its reasonable discretion and judgment) any lawful direction by the Company; or (G) breach of this Agreement or of any other duty to, written policy of, or agreement with the Company. During your employment, you will be subject to all of the policies, rules and regulations applicable to employees of the Company, as they currently exist and subject to any future modifications in the Company’s discretion. By signing below, you represent, and hereby confirm, that you are not subject to any currently effective employment contract, or any other contractual or other binding obligations pursuant to which your employment or employment activities with or on behalf of the Company may be subject to any restrictions, including without limitation, any agreements or other obligations or documents relating to non-competition, confidentiality, trade secrets, proprietary information or works for hire. This offer is contingent upon verification of your identity and your ability to legally work for the Company in the United States. This letter is merely a summary of the principal terms of our employment offer, is not a contract of employment for any definite period of time and does not alter your at-will employment status. This letter supersedes any prior or subsequent oral or written representations regarding the terms of potential employment with the Company. By signing below, you acknowledge that you are not relying on any representations other than those set forth in this letter. You also will be required to sign the enclosed Terms and Conditions of Employment as a condition of your employment with the Company. If you wish to accept this offer of employment as set forth above, please sign both documents and return to me as soon as possible. If you have any questions, please call me at your convenience at 212-633-3280. Bill, we are delighted with your interest in the Company and eager to have you join Barnes & Noble. The challenge, opportunity, and rewards that lie ahead for the Company are unique and incredibly exciting. I look forward to hearing from you after you have had a chance to review this offer. Sincerely, Michelle Smith Vice President, Human Resources MS/kmm Enclosure Agreed and Accepted: William wood 11/24/15 date Noble Inc. 122 Fifth Avenue. New York, NY 10011 212.633.300

TERMS AND CONDITIONS OF EMPLOYMENT This agreement is by and between Barnes & Noble, Inc. (“Company”) and William Wood (“Employee”). In consideration of the Employee being hired by the Company, the Company providing Employee access to Trade Secret, Confidential Information, and other Company Property that is necessary to perform his/her work, the payment by the Company of Employee’s compensation and for other good and valuable consideration, the Company and Employee agree as follows: 1. At-Will Employment. Your employment will be “at will,” and as such you will be free to leave your employment with the Company at any time. Similarly, the Company may terminate your employment at any time for any or no reason, with or without cause or notice. At-will status only may be modified via a writing signed by both a designated officer of Barnes & Noble and you. 2. Duty of Loyalty. Employee acknowledges that he/she owes a duty of loyalty to the Company, which Employee acknowledges means, among other things, that while an employee of the Company, Employee must act in the best interests of the Company. Employee, therefore, agrees that, without limitation: (a) he/she shall devote his/her best efforts and undivided time, effort and loyalty to the business of the Company; (b) he/she shall discharge all of his/her duties and responsibilities that are or may be assigned to him/her by the Company conscientiously, in good faith and to the best of his/her ability, giving to the Company the full benefit of his/her knowledge, expertise, skill and Judgment; (c) he/she shall not engage in any illegal or unethical conduct in the performance of his/her duties and responsibilities; and (d) he/she shall not engage in any conduct that creates an actual, potential or apparent conflict between Employee’s personal interests and the Company’s interests, or which otherwise may adversely affect Employee’s judgment or ability to act In the Company’s best interests. If Employee is uncertain whether any particular activity may violate his/her duty of loyalty, Employee agrees to notify the Company and not engage in any such conduct without the express, written consent of an authorized representative of the Company. However, nothing in or about this Agreement prohibits Employee from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with a government agency that is responsible for enforcing a law; (ii) providing Confidential Information (as defined in Paragraph 3) to the extent required by law or legal process or permitted by Section 21F of the Securities Exchange Act of 1934; or (iii) cooperating, participating or assisting in any government or regulatory entity investigation or proceeding. 3. Trade Secrets, Confidential Information and Company Property. Employee acknowledges that his/her duties and responsibilities will put employee in a position of acquiring and creating Trade Secrets and Confidential Information (as those terms are defined below) concerning the Company. Employee further acknowledges that the Company is engaged in a highly competitive business. The Company’s involvement in this business has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over a long period of time. As a result of these investments of money, skill, and time, the Company has developed and will continue to develop certain valuable Trade Secrets and Confidential Information that are particular to the Company’s business. Employee acknowledges and agrees that the disclosure of such information to competitors of the Company or others would cause the Company to suffer substantial and irreparable harm. Employee acknowledges, therefore, that it is in the Company’s legitimate business interest to restrict Employee’s disclosure or use of such Trade Secret and Confidential Information (and other Company Property). “Trade Secrets” means any information, formula, pattern, compilation, program, device, method, technique, process, design, procedure or improvement that has value and is not generally known to the public or others who can obtain value from its disclosure or use. To the fullest extent consistent with the foregoing, and as otherwise permitted by law, Trade Secrets shall include, without limitation, non-public financial information, supply and service information, marketing information, information regarding Company’s current and future products, and customer information. Confidential Information shall mean all non-public information in any form or media that the Employee receives, obtains or has access to during the course of or by virtue of his/her employment with the Company, including, but not limited to, information which constitutes, relates or refers to (i) the Company or any affiliated entity; (ii) any current or former employee of the Company or any affiliated entity; (iii) any person or entity with whom or which the Company or any affiliated entity transacted business during Employee’s employment; (iv) any person or entity with respect to whom or which the Company or any affiliated entity acquired any non-public information; (v) any aspect of the operation of the business of the Company or any affiliated entity, including without limitation, all financial, operational and statistical information; (vi) any information or documents provided or produced in any litigation or other legal proceedings; (vii) any information protected or governed by any other confidentiality agreement or stipulation; and (viii) any information protected or governed by the attorney-client privilege, work-product doctrine or any similar privilege or immunity. “Company Property” shall mean all property and resources of the Company. including, without limitation, all Trade Secret and Confidential Information, the Company computer system and all software, e-mail and databases, telephone and facsimile services and all other administrative or support services provided by the Company. Except as specifically required in the performance of his/her duties for the Company, Employee agrees Employee will not, during the course of employment by the Company and for so long thereafter as the pertinent information or documentation remain Trade Secrets, Confidential Information or Company Property, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise use or disclose any Trade Secrets, Confidential Information or Company Property. The obligations set forth herein shall not apply to any Trade Secrets, Confidential Information or Company Property that have become generally known to competitors of the Company through lawful means and without violation of any law or any agreement not to disclose Trade Secrets, Confidential Information, or Company Property. Employee agrees and acknowledges a business shall be deemed to be in competition with the Company if it is substantially engaged in the sale or rental of books, eBooks, eBook readers, digital content and/or related merchandise. Upon the termination for any reason of his/her employment with the Company, or at any time the Company may so request, Employee shall promptly deliver to the Company all Trade Secret, Confidential Information, and Company Property, including all documents (whether in electronic or paper form) that relate or refer to Trade Secret, Confidential Information, or Company Property 4. Intellectual Property/Assignment of Inventions. “Intellectual Property” means inventions, discoveries, improvements, documented ideas, computer programs and related documentation, and other works of authorship (“Intellectual Property”). Employee agrees to promptly disclose to the Company all Intellectual Property (including any Intellectual Property in the formative stages) made during Employee’s employment with the Company. Furthermore, Employee agrees to disclose to the Company any Intellectual Property created during the period of one year after the termination of his/her employment with the Company that relates to or constitutes an improvement upon the Company’s Intellectual Property. Employee also agrees to keep and maintain written records concerning such Intellectual Property and make these records available to the Company at all times. Employee hereby assigns and agrees to assign to the Company and its successors and assigns his/her entire right, title, and interest in and to any Intellectual Property, whether or not patentable, copyrightable, or subject to other forms of protection, made, created, developed, written, or conceived by Employee, either solely or jointly with others, during Employee’s employment with the Company. All Intellectual Property disclosed or made by Employee within one (1) year after termination of Employee’s employment with the Company shall be deemed to be owned by the Company unless such Intellectual Property is proved to have been conceived after termination and without the benefit of any proprietary and/or Confidential Information or Trade Secrets of the Company, its subsidiaries or affiliates. Notwithstanding the above, Employee shall retain full right and title to Intellectual Property to which all of the following conditions apply: (a) no equipment, supplies, facilities, proprietary and/or Confidential Information, Trade Secrets or Intellectual Property of the Company was used in its development; (b) it was developed entirely on Employee’s own time; (c) it does not relate to the business of the Company or to the Company’s anticipated business or developmental programs; and (d) it does not result from any work performed by Employee for the Company. Employee represents that he/she has not, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of Employee’s employment with the Company any Intellectual Property that Employee considers to be his/her property or the property of third parties. Employee further agrees to assist the Company, or its designees, at the Company’s expense, but without additional compensation to Employee, in every proper way to secure the Company’s rights in the Intellectual Property and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto in any and all countries. Employee further agrees that his/her obligation to execute or cause to be executed any such instrument or papers will continue after the termination of his/her employment with the Company. If the Company is unable because of Employee’s mental or physical incapacity. Employee’s refusal to comply with his/her obligations under this Agreement, or for any other reason, to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright or trademark registrations covering Intellectual Property or original works of authorship assigned to the Company under this Agreement or otherwise, Employee does hereby irrevocably designate and appoint the Company, through its duly authorized officers and agents, as Employee’s agent and attorney in fact, to act for and on Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patents or copyright or trademark registrations thereon with the same legal force and effect as if executed by Employee. Employee understands that the Company may have entered into agreements with other parties which imposed obligations on the Company regarding Inventions made during the course of the work under such agreements or regarding the confidential nature of such works, or otherwise received from third parties’ confidential or proprietary information (“Third Party Information”). Employee agrees to be bound by all such obligations of the Company arising in connection with such Third Party Information. Non-Solicitation. During Employee’s employment with the Company, Employee will have access to Trade Secrets, Confidential Information and/or other non-public Company Property, and Employee will develop certain relationships with and/or knowledge about current and/or prospective employees, customers, vendors, or contractors such that if Employee were allowed to pursue relationships with the Company’s current or prospective employees, customers, vendors, or contractors, Employee would have an unfair advantage based upon confidential information and/or relationships developed. Therefore, Employee agrees that from the date of execution of this Agreement until the expiration of a period of one year following the termination of Employee’s employment with the Company for any reason (the “Covered Period”), Employee will not, directly or indirectly: (a) solicit or recruit for employment, offer employment to, hire, solicit, or recruit for placement, place and/or offer to place with another company or entity — on a temporary, permanent or contract basis, or otherwise — anyone who at any time during the Covered Period is or was employed by the Company or any of its parents, subsidiaries or affiliates (a “Covered Employee”); provided that, at the time of such solicitation, recruitment, offer of employment, hiring, offer to place or placement, or any time during the ninety (90) day period immediately preceding same, the Covered Employee is or was an employee of the Company or any of its parents, subsidiaries, or affiliates; (b) encourage, entice or persuade, or attempt to encourage, entice or persuade any Covered Employee to leave the Company or any of its parents, subsidiaries, or affiliates; (c) solicit or encourage (i) any customer, vendor, or contractor of Company, (ii) any entity that had been a customer, vendor, or contractor with Company within one year preceding Employee’s termination of employment with the Company, (iii) any prospective customer, vendor, or contractor of the Company actively solicited within one year before the termination of Employee’s employment with the Company, or (iv) any parent, subsidiary or affiliate of any of the foregoing, to void, terminate or diminish its relationship with the Company or any of its parents, subsidiaries, or affiliates; (d) or seek to persuade (i) any customer, vendor, or contractor of the Company, (ii) any entity that had been a customer, vendor, or contractor with the Company within one year preceding Employee’s termination of employment with the Company, (iii) any prospective customer, vendor, or contractor of the Company actively solicited within one year before the termination of Employee’s employment with the Company, or (iv) any parent, subsidiary, affiliate of any of the foregoing, to conduct with anyone else any business or activity which such customer, vendor, or contractor conducts with the Company or any of its parents, subsidiaries, or affiliates. Non-Compete. During Employee’s employment and for a period of one year following the termination of his/her employment with the Company for any reason, Employee agrees that, without the prior written consent of the Company, he/she will not become employed, retained, or otherwise provide any services of any kind to any business that is in competition with the business of the Company. Employee agrees and acknowledges a business shall be deemed to be in competition with the Company if it is substantially engaged in the sale or rental of books, eBooks, eBook readers, digital content and/or related merchandise.

7. Non-Use of Trade Secrets or Confidential Information and Full Disclosure of Existing Agreements with Prior Employers. Employee acknowledges and represents that as an employee of the Company, Employee will not breach any invention, assignment or proprietary information or similar agreement Employee may have with any former employer or other party. Employee further acknowledges and represents that Employee will not bring to the Company or use in the performance of his/her duties for the Company any documents or materials of any kind from a former employer or other person or entity that Employee is not legally authorized or permitted to use and/or that are not generally available to the public. Employee also agrees that the Company has not asked him/her to use or disclose any Trade Secrets and/or Confidential Information that is confidential to any of Employee’s prior employers. Employee also agrees that he/she is not bound by any agreement (including, without limitation, any non-compete or non-solicitation agreement) that seeks to restrict the employers or entities for or with whom Employee may work, the customers, clients or prospects Employee may solicit or work with, or the former co-workers Employee may solicit or work with, or that Employee has provided written copies of any such agreement(s) to the Company’s management and has otherwise fully disclosed the existence and terms of any such agreement(s) to the Company’s management. Applicable Law. The validity, performance and enforceability of this Agreement shall be determined and governed by the laws of the State of New York, without regard to its conflict of law principles. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in New York County, New York, with respect to a state court, or the United States District Court for the Eastern District of New York, with respect to a federal court. EMPLOYEE HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF THE COURT IN THE EXCLUSIVE FORUM SET FORTH IN THIS AGREEMENT AND WAIVES ANY RIGHT EMPLOYEE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY THE COMPANY TO FEDERAL COURT OF ANY ACTION EMPLOYEE MAY BRING AGAINST IT IN STATE COURT. EMPLOYEE AND THE COMPANY MUTUALLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR EMPLOYEE’S EMPLOYMENT IN GENERAL. 9. Successors. This Agreement shall inure to the benefit of the Company, its subsidiaries and affiliates, and the successors and assigns of each of them.10. Rule of Construction. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.11. Amendment. No term, condition, covenant, representation or acknowledgement contained in this Agreement may be amended or modified unless in writing signed by both parties, and no course of conduct shall be deemed a waiver of its provisions.12. Reasonable Scope of Agreement. Employee acknowledges and agrees that the foregoing agreements and restrictions are reasonable and necessary for the protection of the Company and its business, and are not limited in time to the duration of Employee’s employment but extend after and shall survive the termination of his/her employment, irrespective of the reason for its termination. Employee further acknowledges and agrees that the Company shall be entitled to seek an injunction or other forms of equitable relief to prevent or terminate any violation of the foregoing restrictions. Any such relief shall be in addition to and not in lieu of any other remedy available to the Company, whether at law or in equity.

13. Severability. Employee agrees that if any part of Employee’s foregoing covenants or the duration thereof is deemed too restrictive by a court of competent jurisdiction, the court may alter the covenants and/or duration to make the same reasonable under the circumstances, and Employee acknowledges that Employee shall be bound thereby. 14. Complete Agreement. This Agreement constitutes the entire Agreement with respect to the subject matter hereof and cancels and supersedes any and all other previous agreements with respect to the subject matter hereof. The terms of this Agreement shall survive the termination of and any change in Employee’s position with the Company. 15. Employee Review of Agreement. Employee understands that he/she has the right to consult an attorney prior to the signing of this Agreement, and acknowledges that his/her signature below signifies that he/she has fully reviewed and understands all of the terms of this Agreement and that he/she has agreed to those terms. SO AGREED: Employee: William Wood Barnes & Noble, inc. Signature Signature 11/24/15 Michelle Smith Date Printed Name Vice President, Human Resources Title November 23, 2015 Date